UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 8, 2006

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2006, Forest Oil Corporation (“Forest”) elected Loren K. Carroll to its Board of Directors.  The Board increased the number of members of the Board to nine members and Mr. Carroll will serve as a Class I director and will stand for election at the next annual meeting of shareholders in 2007.  Mr. Carroll has not been appointed to serve on any committees of the Board at this time.

In connection with his initial election to the Board, Mr. Carroll received a fully-vested stock option to purchase 5,000 shares of Forest common stock at a purchase price of $33.25 per share under the terms of Forest’s 2001 Stock Incentive Plan and will be entitled to receive the annual non-employee director cash retainer of $50,000.

The Board has determined that Mr. Carroll is independent under the applicable listing standards of the New York Stock Exchange.  There are no arrangements or understandings between Mr. Carroll and any other person pursuant to which Mr. Carroll was elected as a director and there are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: November 13, 2006	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and
Secretary